UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A

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(RULE 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ORAMED PHARMACEUTICALS INC.

(Name of Registrant as Specified in Its Charter)

_________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(1)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ORAMED PHARMACEUTICALS INC.
142 W. 57th Street
New York, New York 10019

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 28, 2018

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To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Oramed Pharmaceuticals Inc. (the “Company,” “we,” “us,” or “our”). The Annual Meeting will be held at the offices of Sullivan & Worcester LLP, 1633 Broadway, New York, NY 10019, on August 28, 2018, at 10:00 a.m. (Eastern time), or at any adjournment or postponement thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	To re-elect seven directors of the Company to hold office until our next annual meeting of stockholders and until their respective successors shall be elected and qualified or until their earlier resignation or removal;
2.	To consider and approve, by a nonbinding advisory vote, the compensation of our Named Executive Officers as described in the accompanying proxy statement;
3.	To ratify the appointment of Kesselman & Kesselman, certified public accountants in Israel, a member of PricewaterhouseCoopers International Limited, as the independent registered public accounting firm of the Company for the 2018 fiscal year; and
4.	To transact any other business as may properly come before the Annual Meeting or any adjournments thereof.

Our Board of Directors has fixed the close of business on July 18, 2018, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponement thereof.

All stockholders are invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope, as promptly as possible. If you attend the Annual Meeting, you may withdraw the proxy and vote in person. If you have any questions regarding the completion of the enclosed proxy card or would like directions to the Annual Meeting, please call 844-967-2633. You may also find directions at http://www.oramed.com/investors/governance-documents/annual-shareholder-meeting.

By Order of the Board of Directors,

Nadav Kidron
President, Chief Executive Officer and a Director

New York, New York

July 30, 2018

PROXY STATEMENT
OF
ORAMED PHARMACEUTICALS INC.

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ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 28, 2018

_______________

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Oramed Pharmaceuticals Inc. (the “Company,” “we,” “us,” or “our”), for use at the Annual Meeting of Stockholders to be held on August 28, 2018, at 10:00 a.m. (Eastern time) (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the offices of Sullivan & Worcester LLP, 1633 Broadway, New York, NY 10019. We intend to first mail this proxy statement and our annual report to stockholders (the “Annual Report”) for the fiscal year ended August 31, 2017 (“Fiscal 2017”), as well as the enclosed proxy card, on or about July 30, 2018, to all stockholders entitled to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
 The proxy statement, proxy card and Annual Report are also available at http://www.oramed.com/investors/governance-documents/annual-shareholder-meeting.
Stockholders may also obtain additional paper or e-mail copies of these materials by writing to Oramed Pharmaceuticals Inc., 142 W. 57th Street, New York, New York 10019, attention: Secretary, or by sending an e-mail to hilla@oramed.com.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the Annual Report, as well as the enclosed proxy card, because our Board is soliciting your proxy to vote at the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. The Annual Meeting will be held on Tuesday, August 28, 2018, at 10:00 a.m. (Eastern time) at the offices of Sullivan & Worcester LLP, 1633 Broadway, New York, NY 10019. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

Website addresses included in this proxy statement are textual references only, and the information in any website is not incorporated by reference into this proxy statement.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on July 18, 2018, will be entitled to vote at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If as at the close of business on July 18, 2018, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Similar Organization

If as at the close of business on July 18, 2018, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account or its agent is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

The matters scheduled for a vote at the Annual Meeting are:

•	the re-election of seven directors of the Company to hold office until our next annual meeting of stockholders and until their respective successors shall be elected and qualified or until their earlier resignation or removal;
•	the consideration and approval, by a nonbinding advisory vote, of the compensation of our Named Executive Officers (as defined below), as described below under “Compensation of Executive Officers and Directors”; and
•	the ratification of the appointment of Kesselman & Kesselman, certified public accountants in Israel, a member of PricewaterhouseCoopers International Limited (the “Independent Auditors”), as the independent registered public accounting firm of the Company for the 2018 fiscal year.

Our Board unanimously recommends that you vote FOR all of the above proposals.

How do I vote?

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting, where a ballot will be made available to you. Directions to attend the Annual Meeting where you may vote in person can be found at: http://www.oramed.com/investors/governance-documents/annual-shareholder-meeting.
•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us no less than 24 hours before the Annual Meeting, we will vote your shares as you direct. The chairman of the Annual Meeting may, at his or her discretion, decide to accept proxy cards even if received less than 24 hours before the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Similar Organization

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent, provided that your broker, bank or other agent makes telephone or Internet voting available. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How many votes do I have?

You have one vote for each share of common stock you own as of the close of business on July 18, 2018.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” with respect to Proposals 1, 2 and 3. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered “routine” under applicable rules on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as “broker non-votes.” Proposal 3 at the Annual Meeting is considered a discretionary item.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date;
•	You may send a written notice that you are revoking your proxy to our Secretary at 142 W. 57th Street, New York, New York 10019; or
•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank, or other agent, you should follow the instructions provided by your broker, bank, or other agent.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For,” “Against” and “Abstain” with respect to Proposals 1, 2 and 3.

How many votes are needed to approve each proposal?

The approvals of Proposals 1, 2 and 3 require the vote of a majority of the number of shares of common stock present, in person or represented by proxy at the Annual Meeting and entitled to vote thereat. Other than for the purpose of establishing a quorum, as discussed in the following paragraph, broker non-votes will not be counted as entitled to be voted and will therefore not affect the outcome of Proposals 1 and 2 (as noted above, because Proposal 3 is considered routine, there will not be broker non-votes with respect to that Proposal). With respect to all matters to be voted on, abstentions will have the same effect as a vote against such matters.

What is the quorum requirement?

The holders of at least one third (1/3) of the common stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting for the transaction of business. As of July 18, 2018, there were 17,362,615 shares of common stock outstanding and entitled to vote. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the stockholders entitled to vote thereat, present in person or by proxy, have the power to adjourn the Annual Meeting, without notice other than announcement at the Annual Meeting. At such adjourned Annual Meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the Annual Meeting as originally notified.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be reported in a current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of July 18, 2018 by: (1) each person who is known by us to own beneficially more than 5% of our common stock; (2) each director nominee (a “Director Nominee”); (3) each of our Named Executive Officers listed below under “Compensation of Executive Officers and Directors-Summary Compensation Table”; and (4) all of our directors and executive officers as a group. On such date, we had 17,362,615 shares of common stock outstanding.

As used in the table below and elsewhere in this form, the term “beneficial ownership” with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the 60 days following July 18, 2018. Inclusion of shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, (1) each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of common stock listed as owned by that person or entity and (2) the address of each of the individuals named below is: c/o Oramed Pharmaceuticals Inc., 142 W. 57th Street, New York, New York 10019.

Name and Address of Beneficial Owner	Number of Shares		Percentage of Shares Beneficially Owned
Regals Fund LP	1,316,328	(1)	7. 6%
152 West 57th Street, 9th Floor New York, NY 10019
Hefei Tianhui Incubator of Technologies Co., Ltd. (“HTIT”)	1,155,367	(2)	6.7%
No. 199 Fanhua Road Economic and Technological Development Zone Heifei, Anhui Province, P.R. China, Zip Code: 230601
Sabby Volatility Warrant Master Fund, Ltd.	960,000	(3)	5.5%
89 Nexus Way, Camana Bay Grand Cayman KY1-9007 Cayman Islands
Altium Growth Fund, LP	972,000	(4)	5.6%
551 Fifth Ave, 19th Floor New York, NY 10176
Nadav Kidron#+	2,560,060	(5)	14.5%
Miriam Kidron#+	289,467	(6)	1.6%
Joshua Hexter+	174,550	(7)	1.0%
Aviad Friedman#	29,366	(8)	*
Xiaopeng Li#	224,194	(9)	1.3%
Kevin Rakin#	36,349	(10)	*
Leonard Sank#	574,861	(11)	3.3%
David Slager#	1,327,616	(12)	7.6%
All current executive officers and directors, as a group (ten persons)	5,045,080	(13)	27.7%

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*	Less than 1%
#	Director
+	Named Executive Officer
(1)	Regals Capital Management LP (“Regals Management”) is the investment manager of Regals Fund LP, the owner of record of these shares of common stock. Mr. David Slager is the managing member of the general partner of Regals Management. All investment decisions are made by Mr. Slager, and thus the power to vote or direct the votes of these shares of common stock, as well as the power to dispose or direct the disposition of such shares of common stock is held by Mr. Slager through Regals Management.

(2)	Based solely on a Schedule 13D filed by HTIT on January 6, 2016. On November 30, 2015, we entered into a securities purchase agreement with HTIT pursuant to which, among other things, Nadav Kidron will serve as proxy and attorney in fact of HTIT, with full power of substitution, to cast on behalf of HTIT all votes that HTIT is entitled to cast with respect to 1,155,367 shares of common stock (the “Purchased Shares”), at any and all meetings of our shareholders, to consent or dissent to any action taken without a meeting and to vote all the Purchased Shares held by HTIT in any manner Mr. Kidron deems appropriate except for matters related to our activities in the People’s Republic of China, on which Mr. Kidron will consult with HTIT before taking any action as proxy.
(3)	Includes 960,000 shares of Common Stock owned by Sabby Volatility Warrant Master Fund, Ltd. (“Sabby Volatility”). Sabby Management, LLC (“Sabby Management”) is the investment manager of Sabby Volatility, and Mr. Hal Mintz (“Mintz”) is the manager of Sabby Management. The foregoing is based solely on a Schedule 13G filed jointly by Sabby Volatility, Sabby Management and Mintz on July 3, 2018.
(4)	Includes 972,000 shares of Common Stock owned by Altium Growth Fund, LP (“Altium Growth”). Altium Capital Management, LP (“Altium Capital”) is the investment adviser of Altium Growth, and Altium Growth GP, LLC (“Altium GP”) is the general partner of Altium Growth. The foregoing is based solely on a Schedule 13G filed jointly by Altium Growth, Altium Capital and Altium GP on July 13, 2018.
(5)	Includes 240,134 shares of common stock issuable upon the exercise of outstanding stock options and 89,636 shares of Common Stock underlying vested Restricted Stock Units (“RSUs”) that are issuable upon request. Also includes 1,155,367 shares of common stock held by HTIT, as further described in footnote (2) above, and 206,350 shares of common stock held by Xiaopeng Li, as further discussed in footnote (9) below.
(6)	Includes 214,467 shares of common stock issuable upon the exercise of outstanding stock options and 75,000 shares of Common Stock underlying vested RSUs that are issuable upon request.
(7)	Includes 104,550 shares of common stock issuable upon the exercise of outstanding stock options.
(8)	Includes 9,675 shares of common stock issuable upon the exercise of outstanding stock options and 9,691 shares of common stock owned by Shikma A.M.R. Ltd. (“Shikma”), of which Mr. Friedman is the sole owner and chief executive officer. All investment decisions are made by Mr. Friedman, and thus the power to vote or direct the votes of these shares of common stock, as well as the power to dispose or direct the disposition of such shares of common stock is held by Mr. Friedman through Shikma.
(9)	Includes 17,844 shares of common stock issuable upon the exercise of outstanding stock options. The voting of these shares is subject to a revocable proxy granted to Nadav Kidron. On November 21, 2016, following her first purchase of such shares, Ms. Li appointed Nadav Kidron as proxy and attorney in fact of Ms. Li, with full power of substitution, to cast on behalf of Ms. Li all votes that Ms. Li is entitled to cast with respect to the shares purchased at any and all meeting of the shareholders of the Company, to consent or dissent to any action taken without a meeting and to vote all the shares held by Ms. Li in any manner Mr. Kidron deems appropriate except for matters related to the Company’s activities in the Territory and when obvious that specific votes violate Ms. Li’s rights and interests, on which Mr. Kidron and Ms. Li will consult with each other in advance of the vote, and subsequently Mr. Kidron will vote according to Ms. Li’s instructions. The proxy will also apply to shares of the Company purchased by Ms. Li through open market transactions. Ms. Li may revoke the proxy in writing at any time.
(10)	Includes 21,288 shares of common stock issuable upon the exercise of outstanding stock options.
(11)	Includes: (a) 294,162 shares of common stock held by Mr. Sank; (b) 78,125 shares of common stock held by Mr. Sank’s wife; (c) 63,685 shares of common stock issuable to Mr. Sank upon the exercise of outstanding stock options; and (d) 138,889 shares of common stock owned by a company wholly owned by a trust of which Mr. Sank is a trustee. Mr. Sank disclaims beneficial ownership of the securities referenced in (b) and (d) above.
(12)	See footnote (1) above. Also Includes 11,288 shares of common stock issuable upon the exercise of outstanding stock options.
(13)	Includes 716,898 shares of common stock issuable upon the exercise of options beneficially owned by the referenced persons and 164,636 shares of Common Stock underlying vested RSUs that are issuable upon request.

PROPOSAL 1:
RE-ELECTION OF DIRECTORS

The number of directors comprising our Board is currently set at seven and our Board is presently composed of seven members, who are listed below along with additional information about each of them. Vacancies on our Board may be filled by persons elected by a majority of our remaining directors. A director elected by our Board to fill a vacancy (including any vacancy created by an increase in the number of directors) shall serve until the next meeting of stockholders at which the election of directors is considered and until such director’s successor is elected and qualified or until such director’s earlier resignation or removal.

Each Director Nominee is currently a director of the Company. If re-elected at the Annual Meeting, each of the Director Nominees below would serve until our next Annual Meeting of Stockholders, and until his or her successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

Vote Required

The affirmative vote of the holders of a majority of shares of common stock present, in person or by proxy, and entitled to vote on Proposal 1 is required for the re-election of each Director Nominee.

The Board unanimously recommends that you vote “FOR” all of the nominees listed below.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

The name and age of each of the seven Director Nominees and of our executive officers, his or her position with us and the period during which such person has served as a director or officer of the Company are set forth below.

Name	Age	Position	Serving Since
Nadav Kidron	44	President, Chief Executive Officer and Director	2006
Miriam Kidron	77	Chief Scientific Officer and Director	2006
Hilla Eisenberg	34	Chief Financial Officer, Treasurer and Secretary	2017
Joshua Hexter	48	Chief Operating Officer and VP Business Development	2013
Ronald Law	65	Chief Strategy Officer	2017
Aviad Friedman	46	Director	2016
Xiaopeng Li	34	Director	2016
Kevin Rakin	58	Chairman, Director	2016
Leonard Sank	53	Director	2007
David Slager	45	Director	2016

Dr. Miriam Kidron is Mr. Nadav Kidron’s mother. There are no other directors or officers of the Company who are related by blood or marriage.

Biographical Summaries of Nominees for the Board and Executive Officers

The following is a brief account of the education and business experience during at least the past five years of each Director Nominee and of our executive officers who are not also directors, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Mr. Nadav Kidron was appointed President, Chief Executive Officer and a director in March 2006. He is also a director of Israel Advanced Technology Industries organization, and until 2016 was a director of Entera Bio Ltd. In 2009, he was a fellow at the Merage Foundation for U.S.-Israel Trade Programs for executives in the life sciences field. From 2003 to 2006, he was the managing director of the Institute of Advanced Jewish Studies at Bar Ilan University. From 2001 to 2003, he was a legal intern at Wine, Mishaiker & Ernstoff Law Offices in Jerusalem, Israel. Mr. Kidron holds an LL.B. and an International MBA from Bar Ilan University, Israel, and is a member of the Israel Bar Association.

We believe that Mr. Kidron’s qualifications to serve on our Board include his familiarity with the Company as its founder, his experience in capital markets, as well as his knowledge and familiarity with corporate management.

Dr. Miriam Kidron was appointed Chief Scientific Officer and a director in March 2006. Dr. Kidron is a pharmacologist and a biochemist with a Ph.D. in biochemistry. From 1990 to 2007, Dr. Kidron was a senior researcher in the Diabetes Unit at Hadassah University Hospital in Jerusalem, Israel. During 2003 and 2004, Dr. Kidron served as a consultant to Emisphere Technologies Inc., a company that specializes in developing broad-based proprietary drug delivery platforms. Dr. Kidron was formerly a visiting professor at the Medical School at the University of Toronto (Canada), and is a member of the American, European and Israeli Diabetes Associations. Dr. Kidron is a recipient of the Bern Schlanger Award.

We believe that Dr. Kidron’s qualifications to serve on our Board include her expertise in the Company’s technology, as it is based on her research, as well as her experience and relevant education in the fields of pharmacology and diabetes.

Ms. Hilla Eisenberg was appointed Chief Financial Officer, Treasurer and Secretary effective August 2017. Prior to her appointment, Ms. Eisenberg served as the Company’s Finance Manager from March 2016 until July 2017. Before joining the Company, Ms. Eisenberg provided audit and other accounting services at a certified public accounting firm in Israel. Prior to that, Ms. Eisenberg served as an auditor at PricewaterhouseCoopers in Israel, including a short secondment to PricewaterhouseCoopers in New York. Ms. Eisenberg holds a bachelor’s degree in accounting and economics from Tel-Aviv University and is a certified public accountant in Israel.

Mr. Joshua Hexter was appointed Chief Operating Officer and VP Business Development in April 2013. From 2007 to 2013, Mr. Hexter was a Director or Executive Director in BioLineRx Ltd. (“BioLineRx”), a Tel-Aviv Stock Exchange-listed biopharmaceutical development company dedicated to identifying, in-licensing and developing innovative therapeutic candidates. Prior to his employment with BioLineRx, Mr. Hexter was a member of the Board of Directors and Chief Executive Officer of Biosensor Systems Design, Inc., a company developing market-driven biosensors. Mr. Hexter holds a bachelor’s degree from the University of Wisconsin and a master’s degree in Management from Boston University.

Dr. Ronald Law was appointed Chief Strategy Officer in March 2017. From 2004 to 2016, Dr. Law served in several leadership and strategic roles in Takeda Pharmaceuticals Company Limited and its business divisions, where his latest role was Vice President, New Frontier Science, Chief Medical and Scientific Officer in Takeda Pharmaceuticals International/Takeda Development Center, Americas. Dr. Law also served as the Consulting Head of Business Development in PharmaIN Corporation in 2016 and currently serves as a consultant for other medical companies. Prior to joining Takeda Pharmaceuticals Company Limited, Dr. Law was an Associate Professor of Medicine in the Endocrinology Division, University of California Los Angeles School of Medicine. Dr. Law received a Ph.D. in molecular biology from the University of California Los Angeles and a JD from the Whittier College School of Law. He is a member of the American Diabetes Association and the American Heart Association.

Mr. Aviad Friedman became a director in August 2016. Mr. Friedman is an international businessman. Since 2007, he has been Chief Executive Officer of Most Properties 1998 Ltd. and the Chairman of the Israel Association of Community Centers since 2013. Mr. Friedman was the first Director General of Israel’s Ministry of Diaspora Affairs and served as personal advisor to Prime Minister Ariel Sharon from 1996 to 1999. Mr. Friedman served as Chief Operating Officer of one of Israel’s premier newspapers, Ma’ariv from 2003 to 2007, and has more than 15 years of experience serving on boards of public and private companies including Maayan Ventures, Capital Point and Rosetta Green Ltd. Mr. Friedman additionally served as an investor and consultant at Rhythmia Medical Inc. from 2007, and was actively involved in the sale of the company to Boston Scientific in 2012. Mr. Friedman holds a bachelor’s degree and master’s degree with honors in Public Administration from Bar-Ilan University.

We believe that Mr. Friedman’s qualifications to serve on our Board include his experience in serving as a director of public and private companies as well as his knowledge and familiarity with corporate finance.

Ms. Xiaopeng Li became a director in January 2016. Ms. Li currently serves on the board of directors in the Chairman’s Office in Hefei Tianmai Biotechnology Development Co. Ltd. (“HTBT”), where she has served as the head of financing and investment activities since 2013. Ms. Li also has served as Chief Financial Officer of HTIT, an affiliated company of HTBT, since 2016. Prior to that, she was a senior auditor in the Shanghai Branch of Ernst & Young Hua Ming LLP, where she served for four years. Ms. Li holds a bachelor’s degree from the College of Economics, Anhui University, a Master of Accounting degree from Monash University, Australia, and a Master of Management degree from Central Queensland University, Australia. Ms. Li has also been a member of the Association of Chartered Certified Accountants (ACCA) since 2017.

We believe that Ms. Li’s qualifications to serve on our Board include her experience and relevant education in the fields of finance, economics, capital markets and management, as well as her familiarity with the Eastern market.

Mr. Kevin Rakin became a director in August 2016 and Chairman of the Board in July 2017. Mr. Rakin is a co-founder and partner at HighCape Partners, a growth equity life sciences fund where he has served since 2013. From June 2011 to November 2012, Mr. Rakin was the President of Regenerative Medicine at Shire plc (“Shire”), a leading specialty biopharmaceutical company. Prior to joining Shire, Mr. Rakin served as the Chairman and Chief Executive Officer of Advanced BioHealing, Inc. from 2007 until its acquisition by Shire for $750 million in June 2011. Mr. Rakin currently serves on the board of Histogenics Corporation. Mr. Rakin holds an MBA from Columbia University and received his graduate and undergraduate degrees in Commerce from the University of Cape Town, South Africa.

We believe that Mr. Rakin’s qualifications to serve on our Board include his extensive experience as an executive in the biotechnology industry, as well as his service in positions in various companies as a chief executive officer, chief financial officer and president and his involvement in public and private financings and mergers and acquisitions in the biotechnology industry.

Mr. Leonard Sank became a director in October 2007. Mr. Sank is a South African entrepreneur and businessman, whose interests lie in entrepreneurial endeavors and initiatives, with over 20 years’ experience of playing significant leadership roles in developing businesses. For the past seventeen years, Mr. Sank has served on the boards of a few businesses and local non-profit charity organizations in Cape Town, where he resides.

We believe that Mr. Sank’s qualifications to serve on our Board include his years of experience in development stage businesses, as well as his experience serving as a director of many entities.

Mr. David Slager became a director in August 2016. Mr. Slager is the founder and Chairman of Regals Management, and the Portfolio Manager of the fund. Prior to founding Regals Management in 2012, Mr. Slager was the Chairman and the Portfolio Manager of Attara Capital. Prior to Attara Capital in 2009, Mr. Slager was the Vice Chairman of Atticus Capital LP, a global investment management firm he joined in 1998. Mr. Slager’s previous professional experience also includes having been in the Proprietary Equity Arbitrage Group at Goldman, Sachs & Co. in London and a financial analyst at Goldman, Sachs & Co. in New York and London. Mr. Slager holds a master’s degree in Legal Philosophy (Jurisprudence) from Oxford University.

We believe that Mr. Slager’s qualifications to serve on our Board include his years of experience in the capital markets as well as his management skills, his knowledge and familiarity with corporate finance and his familiarity with the Company given his history as a leading shareholder in the Company.

Board of Directors

There are no agreements with respect to the election of directors. Each director is elected for a period of one year at our annual meeting of stockholders and serves until the next such meeting and until his or her successor is duly elected or until his or her earlier resignation or removal. The Board may also appoint additional directors. A director so chosen or appointed will hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. The Board has determined that Leonard Sank, David Slager, Kevin Rakin, Aviad Friedman and Xiaopeng Li are independent as defined under the rules promulgated by The Nasdaq Stock Market LLC (“Nasdaq”). Other than Mr. Slager, Ms. Li and Mr. Friedman, none of the independent directors has any relationship with us besides serving on our Board. In connection with a private placement of our common stock in 2013, we have entered into a letter agreement with Mr. Slager pursuant to which we agreed not to issue stock options with an exercise price below $6.00 per share and not to grant more than 125,000 stock options in any calendar year without the consent of certain stockholders. Ms. Li was appointed to serve on our Board pursuant to the terms of the Securities Purchase Agreement between the Company and HTIT dated November 30, 2015, but does not otherwise have any relationship with us. We had entered into a consulting agreement with Shikma, of which Mr. Friedman is the sole owner, pursuant to which Shikma was granted an option exercisable into shares of common stock of the Company as compensation for certain consulting services provided by Shikma to the Company. This consulting agreement was terminated in August 2016. The Board considered these relationships and determined that they would not interfere with Mr. Slager’s, Ms. Li’s or Mr. Friedman’s exercise of independent judgment in carrying out the responsibilities of a director.

We have determined that each of the directors is qualified to serve as a director of the Company based on a review of the experience, qualifications, attributes and skills of each director. In reaching this determination, we have considered a variety of criteria, including, among other things: character and integrity; ability to review critically, evaluate, question and discuss information provided, to exercise effective business judgment and to interact effectively with the other directors; and willingness and ability to commit the time necessary to perform the duties of a director.

Board Meeting Attendance

During Fiscal 2017, our Board held 13 meetings and took actions by written consent on two occasions. Ms. Xiaopeng Li attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board (during the period for which such director served as a director); and (ii) the total number of meetings held by all committees of the Board on which such director served (during the period for which such director served on such committees). Board members are encouraged to attend our annual meetings of stockholders. At the annual meeting of stockholders held on August 30, 2017, four Board members were present.

Committees

Audit Committee and Audit Committee Financial Expert

The members of our Audit Committee are Aviad Friedman, David Slager and Kevin Rakin. Our Board has determined that Aviad Friedman is an “audit committee financial expert” as set forth in Item 407(d)(5) of Regulation S-K and that all members of the Audit Committee are “independent” as defined by the rules of the SEC and the Nasdaq rules and regulations. The Audit Committee operates under a written charter that is posted on the “Investors” section of our website, www.oramed.com. The primary responsibilities of our Audit Committee include:

•	Overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;
•	Appointing, compensating and retaining our registered independent public accounting firm;
•	Overseeing the work performed by any outside accounting firm;
•	Assisting the Board in fulfilling its responsibilities by reviewing: (i) the financial reports provided by us to the SEC, to our stockholders or to the general public and (ii) our internal financial and accounting controls; and
•	Recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations.

Our Audit Committee met seven times and took action by written consent on one occasion during Fiscal 2017.

Compensation Committee

The members of our Compensation Committee are Leonard Sank, Kevin Rakin and Aviad Friedman. The Board has determined that all of the members of the Compensation Committee are “independent” as defined by the rules of the SEC and Nasdaq rules and regulations. The Compensation Committee operates under a written charter that is posted on the “Investors” section of our website, www.oramed.com. The primary responsibilities of our Compensation Committee include:

•	Reviewing, negotiating and approving, or recommending for approval by our Board the salaries and incentive compensation of our executive officers;
•	Administering our equity based plans and making recommendations to our Board with respect to our incentive-compensation plans and equity-based plans; and
•	Making recommendations to our Board with respect to director compensation.

The Compensation Committee meets as often as it deems necessary, without the presence of any executive officer when approving compensation, except that the Company’s Chief Executive Officer, at the discretion of the Compensation Committee, may be present during the approval of, or deliberations with respect to, other executive officer compensation. The Compensation Committee may delegate any authority granted to it to one or more subcommittees of the Compensation Committee, in its sole discretion.

Our Compensation Committee met twice and took action by written consent on three occasions during Fiscal 2017.

Compensation Committee Interlocks and Insider Participation

During Fiscal 2017, Aviad Friedman, Kevin Rakin and Leonard Sank served as the members of our Compensation Committee. None of the members of our Compensation Committee is, or has been, an officer or employee of ours.

During the last year, none of our Named Executive Officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee; (2) a director of another entity, one of whose executive officers served on the compensation committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director on our Board.

Nominating Committee

The members of our Nominating Committee, which was formed in October 2017, are Leonard Sank and Aviad Friedman. The Board has determined that all of the members of the Nominating Committee are “independent” as defined by the rules of the SEC and Nasdaq rules and regulations. The Nominating Committee operates under a written charter that is posted on the “Investors” section of our website, www.oramed.com. The primary responsibilities of our Nominating Committee include:

•	Overseeing the composition and size of the Board, developing qualification criteria for Board members and actively seeking, interviewing and screening individuals qualified to become Board members for recommendation to the Board;
•	Recommending the composition of the Board for each annual meeting of shareholders; and
•	Reviewing periodically with the Chairman of the Board and the Chief Executive Officer the succession plans relating to positions held by directors, and making recommendations to the Board with respect to the selection and development of individuals to occupy those positions.

Director Nominations

The Nominating Committee is responsible for developing and approving criteria, with Board approval, for candidates for Board membership. The Nominating Committee is responsible for overseeing the compensation and size of the Board, developing qualification criteria for Board members and actively seeking, interviewing and screening individuals qualified to become Board members for recommendation to the Board and for recommending the composition of the Board for each of the Company’s annual meetings. The Board as a whole is responsible for nominating individuals for election to the Board by the stockholders and for filling vacancies on the Board that may occur between annual meetings of the stockholders.

Nominees for director will be selected on the basis of their integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. No particular criteria will be a prerequisite or will be assigned a specific weight, nor does the Company have a diversity policy. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The Company has never received communications from stockholders nominating individuals for appointment to our Board. Therefore, we do not yet have a policy with regard to the consideration of any director candidates recommended by stockholders. In Fiscal 2017, we did not pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential nominees to our Board. All of the Director Nominees for election at the Annual Meeting are current members of our Board.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct for our senior officers, directors and employees. Our Code of Ethics and Business Conduct is posted on the “Investors” section of our website, www.oramed.com. A printed copy of our Code of Ethics and Business Conduct is also available free of charge to any stockholder who requests a copy. We intend to disclose any amendment to or waiver of a provision of our Code of Ethics and Business Conduct that applies to our Chief Executive Officer, Chief Financial Officer or controller, or persons performing similar functions, by posting such information on our website, www.oramed.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, furnished to us during Fiscal 2017, we believe that during Fiscal 2017, our executive officers, directors and all persons who own more than ten percent of a registered class of our equity securities complied with all Section 16(a) filing requirements, except as follows:

•	Mr. Josh Hexter, our Chief Operating Officer, failed to timely file a Form 4 reporting his November 1, 2016 acquisition of 70,000 shares of our common stock. Mr. Hexter filed a Form 4 reporting this transaction on November 22, 2016;
•	Mr. Kevin Rakin, one of our directors, failed to timely file a Form 4 reporting his February 9, 2017 acquisition of options to purchase 5,697 shares of our common stock. Mr. Rakin filed a Form 4 reporting this transaction on February 16, 2017;
•	Mr. David Slager, one of our directors, failed to timely file a Form 4 reporting his February 9, 2017 acquisition of options to purchase 5,697 shares of our common stock. Mr. Slager filed a Form 4 reporting this transaction on February 16, 2017;
•	Mr. Aviad Friedman, one of our directors, failed to timely file a Form 4 reporting his February 9, 2017 acquisition of options to purchase 4,084 shares of our common stock. Mr. Friedman filed a Form 4 reporting this transaction on March 2, 2017; and
•	Ms. Xiaopeng Li, one of our directors, failed to timely file a Form 4 reporting her February 9, 2017 acquisition of options to purchase 12,253 shares of our common stock. Ms. Li filed a Form 4 reporting this transaction on March 2, 2017.

Board Leadership Structure and Role in Risk Oversight

Mr. Nadav Kidron serves as our President and Chief Executive Officer and on our Board. Mr. Kevin Rakin serves as Chairman of our Board. We believe that this leadership structure is appropriate to our Company given the current size and operations of the Company.

The Board does not have a formal policy on whether the roles of Chairman and Chief Executive Officer should be combined or separated. The Board believes that the Company’s stockholders are best served by the Board having flexibility to consider the relevant facts and circumstances and determine, at the time of the Chairman’s election, the best leadership structure for the Company rather than by adhering to a formal standing policy on the subject.

In connection with the Board’s ongoing review of its leadership structure, the Board has determined that the position of Chairman should be held by a non employee of the Company. The Board believes that the current leadership structure, which separates the roles of Chief Executive Officer and Chairman, fosters effective governance and oversight of the Company. The Chairman is responsible for advising the Chief Executive Officer and presiding over meetings of the Board and consulting with the Chief Executive Officer on Board meeting agendas. The Chief Executive Officer is responsible for setting the Company’s strategy and leading the Company’s day to day performance. We believe this governance structure promotes balance between the authority of those who oversee our business and those who manage it on a day to day basis.

Our Board’s, including each of our committees’, as appropriate, role in risk oversight includes risk analysis and assessment in connection with each financial and business review, update and decision-making proposal and is an integral part of all Board deliberations. Each of our Board Committees is focused on specific risks within their areas of responsibility, but the Board believes that the overall enterprise risk management process is more properly overseen by all of the members of the Board. The Audit Committee is responsible for overseeing the management of financial and accounting risks. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements. The Nominating Committee is responsible for overseeing the management of governance risks.

The Board’s role in our risk oversight is consistent with our leadership structure, with our President and Chief Executive Officer and other members of senior management having responsibility for assessing and managing our risk exposure, and the Board providing oversight in connection with those efforts.

Stockholder Communications

Although we have not adopted a formal process for stockholder communications with our Board, we believe stockholders should have the ability to communicate directly with the Board so that their views can be heard by the Board or individual directors, as applicable, and that appropriate and timely responses are provided to stockholders. All communications regarding general matters should be directed to the Secretary of the Company at the address below and should prominently indicate on the outside of the envelope that it is intended for the complete Board or for any particular director(s). If no designation is made, the communication will be forwarded to the entire Board. Stockholder communications to the Board should be sent to:

Corporate Secretary

Oramed Pharmaceuticals Inc.

142 W. 57th Street

New York, New York 10019

Certain Relationships and Related Transactions

During Fiscal 2017, except for compensation arrangements described elsewhere in this proxy statement, we did not participate in any transaction, and we are not currently participating in any proposed transaction, or series of transactions, in which the amount involved exceeded $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holders, or any member of the immediate family of the foregoing persons had, or will have, a direct or indirect material interest.

Our policy is to enter into transactions with related persons on terms that, on the whole, are no less favorable than those available from unaffiliated third parties. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred. All related person transactions are approved by our Board.

See “Compensation of Executive Officers and Directors-Director Compensation” for information as to compensation of our directors and executive officers.

REPORT OF THE AUDIT COMMITTEE

In the course of our oversight of the Company’s financial reporting process, we have: (1) reviewed and discussed with management the audited financial statements for Fiscal 2017; (2) discussed with the Independent Auditors the matters required to be discussed by the statement on Auditing Standards No. 1301 of the Public Company Accounting Oversight Board; (3) received the written disclosures and the letter from the Independent Auditors required by applicable requirements of the standards of the Public Company Accounting Oversight Board regarding the Independent Auditors’ communications with the Audit Committee concerning independence and discussed with the Independent Auditors the Independent Auditors’ independence; and (4) considered whether the provision of nonaudit services by the Independent Auditors is compatible with maintaining its independence and concluded that it is compatible at this time.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report for filing with the SEC.

By the Audit Committee of the Board of Directors of Oramed Pharmaceuticals Inc.

Aviad Friedman Kevin Rakin David Slager

PROPOSAL 2:

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and related rules of the SEC, we are including a separate proposal subject to stockholder vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers listed in the Summary Compensation Table appearing elsewhere in this proxy statement pursuant to Item 402 of Regulation S-K. To learn more about our executive compensation, see “Compensation of Executive Officers and Directors” elsewhere in this proxy statement.

The vote on this Proposal 2 is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. To the extent there is any significant vote against our Named Executive Officer compensation as disclosed in this proxy statement, our Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

Based on the above, we request that you indicate your support for our executive compensation, by voting in favor of the following resolution:

“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s Named Executive Officers as described in this proxy statement, including the “Compensation of Executive Officers and Directors” section, the related compensation tables and other narrative compensation disclosures.”

The opportunity to vote on this Proposal 2 is required pursuant to Section 14A of the Exchange Act. However, as an advisory vote, the vote on Proposal 2 is not binding upon us and serves only as a recommendation to our Board. Nonetheless, our Compensation Committee, which is responsible for designing and administering our executive compensation program, and the Board value the opinions expressed by stockholders, and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

At our annual meeting of stockholders held on July 23, 2014, our stockholders voted in favor of the proposal to hold say-on-pay votes every two years. The next stockholder say-on-pay vote will occur at our annual meeting of stockholders for the 2019 fiscal year.

Vote Required

The affirmative vote of the holders of a majority of shares of common stock present, in person or by proxy, and entitled to vote on Proposal 2 is required for the approval thereof.

The Board unanimously recommends that you vote “FOR” the approval of the compensation of our Named Executive Officers, as disclosed in this proxy statement.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

This section explains the policies and decisions that shape our executive compensation program, including its specific objectives and elements, as it relates to our Named Executive Officers. Our Named Executive Officers for Fiscal 2017 are those three individuals listed in the “Summary Compensation Table” below. The Compensation Committee believes that our executive compensation is appropriately designed to incentivize our Named Executive Officers to work for our long-term prosperity, is reasonable in comparison with the levels of compensation provided by comparable companies, and reflects a reasonable cost. We believe our Named Executive Officers are critical to the achievement of our corporate goals, through which we can drive stockholder value.

The Compensation Committee of our Board is comprised solely of independent directors as defined by Nasdaq and non-employee directors as defined by Rule 16b-3 under the Exchange Act. The Compensation Committee has the authority and responsibility to review and approve the compensation of our Chief Executive Officer and other executive officers. Other information concerning the structure, roles and responsibilities of our Compensation Committee is set forth in “Committees — Compensation Committee.”

Our executive compensation program and our Named Executive Officers’ compensation packages are designed around the following objectives:

•	attract, hire, and retain talented and experienced executives;
•	motivate, reward and retain executives whose knowledge, skills and performance are critical to our success;
•	ensure fairness among the executive management team via recognizing the contributions of each executive to our success;
•	focus executive behavior on achievement of our corporate objectives and strategy; and
•	align the interests of management and stockholders by providing management with longer-term incentives through equity ownership.

The Compensation Committee reviews the allocation of compensation components regularly to ensure alignment with strategic and operating goals, competitive market practices and legislative changes. The Compensation Committee does not apply a specific formula to determine the allocation between cash and non-cash forms of compensation. Certain compensation components, such as base salaries, benefits and perquisites, are intended primarily to attract, hire, and retain well-qualified executives. Other compensation elements, such as long-term incentive opportunities, are designed to motivate and reward performance. Long-term incentives are intended to reward Named Executive Officers for our long-term performance and executing our business strategy, and to strongly align Named Executive Officers’ interests with those of stockholders.

With respect to equity compensation, the Compensation Committee makes awards to executives under our Second Amended and Restated 2008 Stock Incentive Plan (the “2008 Plan”). Executive compensation is paid or granted based on such matters as the Compensation Committee deems appropriate, including our financial and operating performance and the alignment of the interests of the executive officers and our stockholders.

Elements of Compensation

Our executive officer compensation program is comprised of: (i) base salary or monthly compensation; (ii) discretionary bonus; (iii) long-term equity incentive compensation in the form of stock option and RSU grants; and (iv) benefits and perquisites.

In establishing overall executive compensation levels and making specific compensation decisions for our Named Executive Officers in Fiscal 2017, the Compensation Committee considered a number of criteria, including the executive’s position, scope of responsibilities, prior base salary and annual incentive awards and expected contribution.

Generally, our Compensation Committee reviews and, as appropriate, approves compensation arrangements for the Named Executive Officers from time to time but not less than once each year. The Compensation Committee also takes into consideration the Chief Executive Officer’s recommendations for executive compensation of the other Named Executive Officers. The Chief Executive Officer generally presents these recommendations at the time of our Compensation Committee’s review of executive compensation arrangements.

Base Salary

The Compensation Committee performs a review of base salaries and monthly compensation for our Named Executive Officers from time to time as appropriate. In determining salaries, the Compensation Committee members also take into consideration the scope of the Named Executive Officers’ responsibilities and independent third party market data, such as compensation surveys to industry, individual experience and performance and contribution to our clinical, regulatory, commercial and operational performance. None of the factors above has a dominant weight in determining the compensation of our Named Executive Officers, and our Compensation Committee considers the factors as a whole when considering such compensation. In addition, our Compensation Committee uses comparative data regarding compensation paid by peer companies in order to obtain a general understanding of current trends in compensation practices and ranges of amounts being awarded by other public companies, and not as part of an analysis or a formula.

In Fiscal 2017, for example, the Compensation Committee received consulting services from Aon Consulting, Inc. (“Aon”), through its Radford subdivision (part of Aon Hewitt) (“Radford”), with regard to management and Board compensation. The Compensation Committee engaged the consultant solely to collect and analyze data regarding management and Board compensation at other companies comparable to the Company. The consultant collected data regarding U.S. and Israeli practices, reviewed executive compensation against a market composite of peer proxy data and Radford survey data, determined the U.S. to Israeli discount and applied the discount to position specific U.S. data to arrive at Israeli market data.

The Israeli peer group consisted of the following companies: Alcobra Ltd., BioLine Rx Ltd., Can-Fite BioPharma Ltd., Foamix Pharmaceuticals Ltd., Galmed Pharmaceuticals Ltd., Intec Pharma Ltd., Kamada Ltd., MediWound Ltd., Pluristem Therapeutics Inc., Protalix BioTherapeutics Inc., RedHill Biopharma Ltd. and Vascular Biogenics Ltd. The U.S. peer group consisted of the following companies: Actinium Pharmaceuticals Inc., Athersys Inc., Capricor Therapeutics Inc., Cara Therapeutics Inc., Catabasis Pharmaceuticals Inc., Cymabay Therapeutics Inc., Eiger BioPharmaceuticals Inc., Eleven Biotherapeutics Inc., Endocyte Inc., Genocea Biosciences Inc., GlycoMimetics Inc., GTx Inc., Kura Oncology Inc., Ocera Therapeutics Inc., Stemline Therapeutics Inc., Tracon Pharmaceuticals Inc. and vTv Therapeutics Inc.

We believe that a competitive base salary and monthly compensation is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. Base salary and monthly compensation are established in part based on the individual experience, skills and expected contributions to our performance, as well as such executive’s performance during the prior year. Generally, we believe that executives’ base salaries should be targeted near the median of the range of salaries for executives in similar positions with similar responsibilities, experience and performance at comparable companies. Compensation adjustments are made occasionally based on changes in an executive’s level of responsibility, company progress or on changed local and specific executive employment market conditions.

In Fiscal 2017, our Compensation Committee increased the base salaries of our Named Executive Officers by ten to thirty three percent based on the report from Aon, as it determined salaries were not in line with market, and in the 2016 fiscal year, our Compensation Committee increased the base salaries of our Named Executive Officers by ten to twenty percent, as it deemed this to be a reasonable rate in the biotechnology industry.

Performance Based Bonus

Our Named Executive Officers are eligible to receive discretionary annual bonuses based upon performance. The amount of annual bonus to our Named Executive Officers is based on various factors, including, among others, the achievement of scientific and business goals and our financial and operational performance. The Compensation Committee takes into account the overall performance of the individuals, as well as the overall performance of the Company over the period being reviewed and the recommendation of management. For any given year, the compensation objectives vary, but relate generally to strategic factors such as developments in our clinical path, the execution of a license agreement for the commercialization of product candidates, the establishment of key strategic collaborations, the build-up of our pipeline and financial factors such as capital raising. Bonuses are awarded generally based on corporate performance, with adjustments made within a range for individual performance, at the discretion of the Compensation Committee. The Compensation Committee determines, on a discretionary basis, the size of the entire bonus pool and the amount of the actual award to each Named Executive Officer. The overall payment is also based on historic compensation of the Named Executive Officers.

We believe that annual bonuses payable based on the achievement of short-term corporate goals incentivize our Named Executive Officers to create stockholder value and attain short-term performance objectives.

Long-Term Equity Incentive Compensation

Long-term incentive compensation allows the Named Executive Officers to share in any appreciation in the value of our common stock. The Compensation Committee believes that stock participation aligns executive officers’ interests with those of our stockholders. Equity incentive awards are generally made at the commencement of employment and following a significant change in job responsibilities, or to meet other special retention or performance objectives. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. Awards are made at a level expected to be competitive within the biotechnology industry, as well as with Israeli-based companies. Awards are made on a discretionary basis and not pursuant to specific criteria set out in advance. In determining the amount of each grant, the Compensation Committee also takes into account the number of shares held by the executive prior to the grant. The vesting schedule for Named Executive Officers was based on monthly installments for periods of no longer than three years through the beginning of Fiscal 2017; however, following consultation with Aon during Fiscal 2017, the vesting schedule for Named Executive Officers was changed to generally provide for annual installments for new grants, though the Compensation Committee also utilizes quarterly vesting from time to time. The Compensation Committee believes that time-based vesting encourages recipients to build stockholder value over a long period of time.

RSU awards provide our Named Executive Officers with the right to purchase shares of our common stock at a par value of $0.012, subject to continued employment with our company. In November 2014, the Compensation Committee awarded RSUs for the first time and again awarded RSUs in February 2015 and in November 2016. We chose to grant RSU awards and not options because RSU awards, once vested, always have an immediate financial value to the holder thereof, unlike options where the exercise price might be above the current market price of the shares and therefore not have any intrinsic value to the holder thereof. In addition, because vested RSU awards always have financial value, as opposed to options, we were able to limit the number of securities issued to our Named Executive Officers and other employees, directors and consultants. RSUs generally vest over a period of no longer than two years. In June 2017, following consultation with Aon, the Compensation Committee chose to grant options instead of RSUs and in addition granted to the Chief Executive Officer options with a market condition of our share price reaching a certain target, in order to further strengthen the alignment of our Named Executive Officers’ interests with those of our stockholders, as part of our efforts to increase the Company’s market value. The Compensation Committee believes that time-based vesting encourages recipients to build stockholder value over a long period of time.

Benefits and Perquisites

Generally, benefits available to Named Executive Officers are available to all employees on similar terms and include welfare benefits, paid time-off, life and disability insurance and other customary or mandatory social benefits in Israel. We provide our Named Executive Officers with a phone and a company car, which are customary benefits in Israel to managers and officers.

Based on a relocation cost analysis prepared by consulting company ORI — Organizational Resources International Ltd., the Company pays for certain direct costs and expenses incurred in connection with the relocation of our Chief Executive Officer to New York, up to an aggregate yearly amount of $365,000 in addition to any related taxation, which includes $7,600 per month that replaced per diem payments and intended to reflect the difference in the cost of living between Israel and the United States.

We do not believe that the benefits and perquisites described above deviate materially from the customary practice for compensation of executive officers by other companies similar in size and stage of development in Israel. These benefits represent a relatively small portion of the executive officers’ total compensation.

Say-on-Pay Vote

Our stockholders approved, on an advisory basis, our executive compensation program at our annual meeting of our stockholders held on August 30, 2016. We did not seek or receive any specific feedback from our stockholders concerning our executive compensation program during the past fiscal year. The Compensation Committee did not specifically rely on the results of the prior vote in making any compensation-related decisions during Fiscal 2017.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in the Annual Report and in this proxy statement.

Compensation Committee Members:

Aviad Friedman Kevin Rakin Leonard Sank

Summary Compensation Table

The following table sets forth the compensation earned during the fiscal years ended August 31, 2017, 2016 and 2015 by our Named Executive Officers, which for Fiscal 2017 consisted of our President and Chief Executive Officer, our Chief Scientific Officer and our Chief Operating Officer and Vice President of Business Development:

Name and Principal Position	Year(1)	Salary ($)(2)	Bonus ($)(2)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	All Other Compensation ($)(2)(6)	Total ($)
Nadav Kidron	2017	399,804	123,000	—	585,150	45,579	1,153,533
President and Chief Executive Officer and	2016	273,086	195,729	—	—	17,366	486,181
director(7)	2015	254,318	63,045	431,645	—	16,217	765,225

Miriam Kidron	2017	254,765	50,000	581,932	359,224	12,775	1,258,696
Chief Scientific Officer and	2016	203,378	136,583	—	—	13,191	353,152
director(8)	2015	188,466	50,436	431,645	—	13,592	684,139

Joshua Hexter	2017	148,499	33,000	463,400	—	46,408	691,307
Chief Operating Officer and	2016	132,306	86,974	—	—	42,014	261,294
VP Business Development	2015	124,108	32,363	—	—	39,547	196,018

____________

(1)	The information is provided for each fiscal year, which begins on September 1 and ends on August 31.
(2)	Amounts paid for Salary, Bonus and All Other Compensation were originally denominated in New Israeli Shekels (“NIS”), and were translated into U.S. Dollars at the then current exchange rate for each payment.
(3)	Bonuses were granted at the discretion of the Compensation Committee.
(4)	For RSU awards, the amounts reflect the grant date fair value, as calculated pursuant to FASB ASC Topic 718. The assumptions used to determine the fair value of the RSU awards are set forth in Note 8 to our audited consolidated financial statements included in the Annual Report. Our Named Executive Officers will not realize the value of these awards in cash unless and until the award vests and the underlying shares are issued and subsequently sold.
(5)	The amounts reflect the grant date fair value, as calculated pursuant to FASB ASC Topic 718, of these option awards. The assumptions used to determine the fair value of the option awards are set forth in Note 8 to our audited consolidated financial statements included in the Annual Report. Our Named Executive Officers will not realize the value of these awards in cash unless and until these awards are exercised and the underlying shares subsequently sold.
(6)	See “All Other Compensation Table” below.
(7)	Mr. Kidron receives compensation from Oramed Ltd. through KNRY, Ltd., an Israeli entity owned by Dr. Miriam Kidron (“KNRY”). See “— Employment and Consulting Agreements” below.
(8)	Dr. Kidron receives compensation from Oramed Ltd. through KNRY. See “— Employment and Consulting Agreements” below.

All Other Compensation Table

The “All Other Compensation” amounts set forth in the Summary Compensation Table above consist of the following:

Name	Year	Automobile- Related Expenses ($)	Manager’s Insurance* ($)	Education Fund* ($)	Business Travel** ($)	Total ($)
Nadav Kidron	2017	28,098	—	—	17,481	45,579
	2016	17,366	—	—	—	17,366
	2015	16,217	—	—	—	16,217

Miriam Kidron	2017	12,775	—	—	—	12,775
	2016	13,191	—	—	—	13,191
	2015	13,592	—	—	—	13,592

Joshua Hexter	2017	12,910	22,513	10,985	—	46,408
	2016	12,660	19,585	9,769	—	42,014
	2015	12,451	18,030	9,066	—	39,547

____________

*	Manager’s insurance and education funds are customary benefits provided to employees based in Israel. Manager’s insurance is a combination of severance savings (in accordance with Israeli law), defined contribution tax-qualified pension savings and disability insurance premiums. An education fund is a savings fund of pre-tax contributions to be used after a specified period of time for educational or other permitted purposes.
**	Business travel represents additional compensation in Fiscal 2017, for the period during which Mr. Kidron was in the United States.

Employment and Consulting Agreements

On July 1, 2008, Oramed Ltd. entered into a consulting agreement with KNRY, whereby Mr. Nadav Kidron, through KNRY, provides services as President and Chief Executive Officer of both the Company and Oramed Ltd. (the “Nadav Kidron Consulting Agreement”). Additionally, on July 1, 2008, Oramed Ltd. entered into a consulting agreement with KNRY whereby Dr. Miriam Kidron, through KNRY, provides services as Chief Scientific Officer of both the Company and Oramed Ltd. (the “Miriam Kidron Consulting Agreement”). We refer to the Miriam Kidron Consulting Agreement and Nadav Kidron Consulting Agreement collectively as the Consulting Agreements.

The Consulting Agreements are both terminable by either party upon 140 days prior written notice. The Consulting Agreements, as amended, provide that KNRY will be reimbursed for reasonable expenses incurred in connection with performance of the Consulting Agreements and that Nadav Kidron receives a monthly consulting fee of NIS 127,570, and Miriam Kidron receives a monthly consulting fee of NIS 80,454. Pursuant to the Consulting Agreements, KNRY, Nadav Kidron and Miriam Kidron each agree that during the term of the Consulting Agreements and for a 12 month period thereafter, none of them will compete with Oramed Ltd. nor solicit employees of Oramed Ltd.

We, through Oramed Ltd., have entered into an employment agreement with Joshua Hexter as of April 14, 2013, pursuant to which Mr. Hexter was appointed as Chief Operating Officer and VP Business Development of the Company and Oramed Ltd. In accordance with the employment agreement, as amended, Mr. Hexter’s gross monthly salary was NIS 44,891 through April 30, 2018 and is currently NIS 51,625. In addition, Mr. Hexter is provided with a cellular phone and a company car pursuant to the terms of his agreement.

We, through Oramed Ltd., have entered into a consulting agreement with Ronald Law as of March 1, 2017, pursuant to which Dr. Law was appointed as Chief Strategy Officer of the Company and Oramed Ltd., effective March 20, 2017. In accordance with the consulting agreement, Dr. Law’s monthly consulting fee was $10,000 through June 30, 2018. In addition, Dr. Law was entitled to a reimbursement of his communication expenses.

We, through Oramed Ltd., have entered into an employment agreement with Hilla Eisenberg as of July 20, 2017, pursuant to which Ms. Eisenberg was appointed as Chief Financial Officer, Treasurer and Secretary

of the Company and Oramed Ltd., effective August 1, 2017. In accordance with the employment agreement, Ms. Eisenberg’s current gross monthly salary is NIS 34,000. In addition, Ms. Eisenberg is provided with a cellular phone and travel reimbursement pursuant to the terms of her agreement.

We have entered into indemnification agreements with our directors and officers pursuant to which we agreed to indemnify each director and officer for any liability he or she may incur by reason of the fact that he or she serves as our director or officer, to the maximum extent permitted by law.

Potential Payments upon Termination or Change-in-Control

We have no plans or arrangements in respect of remuneration received or that may be received by our Named Executive Officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change-in-control) or a change of responsibilities following a change-in-control.

Pension, Retirement or Similar Benefit Plans

We have no arrangements or plans under which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options, RSUs or restricted shares at the discretion of our Compensation Committee in the future.

Grants of Plan-Based Awards

The following table shows grants of plan-based equity awards made to our Named Executive Officers during Fiscal 2017:

Name	Grant Date		Options Awards: Number of Securities Underlying Options (#)	All Other Stock Awards: Number of Securities Underlying RSUs (#)	Grant Date Fair Value of Stock Awards ($)
Nadav Kidron	6/30/17	(1)	147,000	—	585,150

Miriam Kidron	6/30/17	(2)	69,999	—	359,224
	6/30/17	(3)	—	75,000	581,932

Joshua Hexter	11/1/2016	(4)	—	70,000	463,400

____________

(1)	These options were granted under our 2008 Plan and vest in 3 equal installments of 49,000 on each of December 31, 2017, December 31, 2018 and December 31, 2019, subject to the Company share price reaching the target of $8.00, $9.50 and $12.50 per share, respectively.
(2)	These options were granted under our 2008 Plan and vest in 3 equal installments of 23,333 on each of December 31, 2017, December 31, 2018 and December 31, 2019.
(3)	These RSUs were granted under our 2008 Plan, vested immediately and are issuable upon request.
(4)	These RSUs were granted under our 2008 Plan and vest as follows: 9,000 shares vested immediately; 1,500 shares will vest in 18 consecutive installments on the last day of each month commencing November 30, 2016; and 17,000 will vest in each of April 30, 2017 and April 30, 2018.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options and stock awards held by the Named Executive Officers as of August 31, 2017.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of shares that have not vested (#)		Market value of shares that have not vested ($)
Nadav Kidron	72,000	(1)	—		6.48	5/7/18
	72,000	(2)	—		5.88	4/20/20
	72,000	(3)	—		4.08	8/8/22
	47,134	(4)	—		12.45	4/9/24
	—		147,000	(5)	7.77	6/30/27
								(8)(9)

Miriam Kidron	72,000	(1)	—		6.48	5/7/18
	72,000	(2)	—		5.88	4/20/20
	72,000	(3)	—		4.08	8/8/22
	47,134	(4)	—		12.45	4/9/24
	—		69,999	(6)	7.77	6/30/27
								(10)

Joshua Hexter	100,800	(7)	—		7.88	4/14/23
							29,000	(11)	250,850

____________

(1)	On May 7, 2008, 72,000 options were granted to each of Nadav Kidron and Miriam Kidron under the 2008 Plan at an exercise price of $6.48 per share; 12,000 of such options vested immediately on the date of grant and the remainder vested in twenty equal monthly installments, commencing on June 30, 2008. The options have an expiration date of May 7, 2018.
(2)	On April 21, 2010, 72,000 options were granted to each of Nadav Kidron and Miriam Kidron under the 2008 Plan at an exercise price of $5.88 per share; 9,000 of such options vested immediately on the date of grant and the remainder vested in twenty-one equal monthly installments, commencing on May 31, 2010. The options have an expiration date of April 20, 2020.
(3)	On August 8, 2012, 72,000 options were granted to each of Nadav Kidron and Miriam Kidron under the 2008 Plan at an exercise price of $4.08 per share; 21,000 of such options vested immediately on the date of grant and the remainder vested in seventeen equal monthly installments, commencing on August 31, 2012. The options have an expiration date of August 8, 2022.
(4)	On April 9, 2014, 47,134 options were granted to each of Nadav Kidron and Miriam Kidron under the 2008 Plan at an exercise price of $12.45 per share; 15,710 of such options vested on April 30, 2014 and the remainder vested in eight equal monthly installments, commencing on May 31, 2014. The options have an expiration date of April 9, 2024.
(5)	On June 30, 2017, 147,000 options were granted to Nadav Kidron under the 2008 Plan at an exercise price of $7.77 per share; Such options vest in 3 equal installments of 49,000 on each of December 31, 2017, December 31, 2018 and December 31, 2019, subject to the Company share price reaching the target of $8.0, $9.5 and $12.5 per share, respectively. The options have an expiration date of June 30, 2027.
(6)	On June 30, 2017, 69,999 options were granted to Miriam Kidron under the 2008 Plan at an exercise price of $7.77 per share; the options vest in 3 equal installments of 23,333 on each of December 31, 2017, December 31, 2018 and December 31, 2019. The options have an expiration date of June 30, 2027.
(7)	On April 14, 2013, 100,800 options were granted to Joshua Hexter under the 2008 Plan at an exercise price of $7.88 per share; the options vested in 35 consecutive equal installments during a 3-year period commencing on May 31, 2013, and two installments of 1,400 each, that were vested on April 30, 2013 and April 14, 2016, and expire on April 14, 2023.
(8)	On November 13, 2014, 9,788 RSUs, representing a right to receive shares of the Company’s common stock, were granted to Nadav Kidron. The RSUs vested in two equal installments, each of 4,894 shares, on November 30 and December 31, 2014. The shares of common stock underlying the RSUs will be issued upon request of the grantee.

(9)	On February 23, 2015, 79,848 RSUs, representing a right to receive shares of the Company’s common stock, were granted to Nadav Kidron. The RSUs vested in 23 installments consisting of one installment of 6,654 shares on February 28, 2015 and 22 equal monthly installments of 3,327 shares each, commencing March 31, 2015. The shares of common stock underlying the RSUs will be issued upon request of the grantee.
(10)	On June 30, 2017, 75,000 RSUs, representing a right to receive shares of the Company’s common stock, were granted to Miriam Kidron. The RSUs vested immediately, have an exercise price of $0.012 per share of common stock and expire on June 30, 2027.
(11)	On November 1, 2016, 70,000 RSUs, representing a right to receive shares of the Company’s common stock, were granted to Joshua Hexter. The RSUs vest in 19 installments, consisting of one installment of 9,000 shares on November 1, 2016, 18 equal monthly installments of 1,500 shares each, commencing November 30, 2016, and 17,000 shares on each of April 30, 2017 and 2018.

Options Exercised and Stock Vested

The following table sets forth information with respect to the Named Executive Officers concerning the vesting of RSUs during Fiscal 2017. No options were exercised by the Named Executive Officers during Fiscal 2017.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Joshua Hexter	41,000		298,430
Nadav Kidron	13,308	(1)	87,034	(2)
Miriam Kidron	88,308	(3)	668,966	(4)

____________

(1)	Represents shares of common stock not yet issued underlying RSUs that have vested. Such shares will be issued upon request of the grantee.
(2)	Represents the value of shares of common stock not yet issued underlying RSUs that have vested. Such shares will be issued upon request of the grantee.
(3)	Represents the value of shares of common stock underlying RSUs that have vested, of which 75,000 have not yet been issued. Such shares will be issued upon request of the grantee.
(4)	Represents the value of shares of common stock underlying RSUs that have vested, of which 75,000 have not yet been issued. Such shares will be issued upon request of the grantee.

Equity Compensation Plan Information

The following table sets forth additional information with respect to our equity compensation plans (consisting solely of the 2008 Plan) as of August 31, 2017:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weight- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,001,041	$5.47	524,165
Equity compensation plans not approved by security holders	—	—	—
Total	1,001,041	$5.47	524,165

Director Compensation

The following table provides information regarding compensation earned by, awarded or paid to each person for serving as a director who is not an executive officer during Fiscal 2017:

Name of Director	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation ($)	Total ($)
Nadav Kidron(1)	—	—	—	—	—
Miriam Kidron(1)	—	—	—	—	—
Leonard Sank	20,000	—	86,076	—	106,076
Xiaopeng Li	20,000	—	153,909	—	173,909
Aviad Friedman	20,000	—	108,685	—	128,685
Kevin Rakin	20,000	—	316,406	—	336,406
David Slager	20,000	—	108,460	—	128,460

____________

(1)	Please refer to the Summary Compensation Table for executive compensation with respect to the named individual.
(2)	As of August 31, 2017, our non-employee directors then in office held options and unvested RSUs to purchase shares of our common stock as follows:

Name of Director	Aggregate Number of Shares Underlying Stock Awards
Leonard Sank	74,867
David Slager	22,470
Aviad Friedman	20,857
Kevin Rakin	62,470
Xiaopeng Li	29,026

(3)	The amounts reflect the grant date fair value, as calculated pursuant to FASB ASC Topic 718, of these option awards. The assumptions used to determine the fair value of the option awards are set forth in Note 8 to our audited consolidated financial statements included in this Annual Report on Form 10-K. Our directors will not realize the value of these awards in cash unless and until these awards are exercised and the underlying shares subsequently sold.

Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board. Each independent director is entitled to receive as remuneration for his or her service as a member of the Board a sum equal to $20,000 per annum, to be paid quarterly and shortly after the close of each quarter. Our executive officers did not receive additional compensation for service as directors. The Board may award special remuneration to any director undertaking any special services on behalf of us other than services ordinarily required of a director.

Other than as described above, we have no present formal plan for compensating our directors for their service in their capacity as directors. Other than indicated above, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments during Fiscal 2017.

PROPOSAL 3:
RATIFICATION OF AUDITORS

At the Annual Meeting, the stockholders will be asked to ratify the reappointment of Kesselman & Kesselman, certified public accountants in Israel, a member of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for the 2018 fiscal year. The Independent Auditors serve as the auditor of our controlled subsidiary, as well. The Independent Auditors have no other relationship with us or with any of our affiliates, except as auditors and tax consultants. A representative of the Independent Auditors will not be present at the Annual Meeting.

The aggregate fees billed by Kesselman & Kesselman, independent registered public accounting firm, and member firm of PricewaterhouseCoopers International Limited, for services rendered to us during the fiscal years ended August 31, 2017 and 2016:

Summary:	2017	2016
Audit Fees(1)	$109,000	$116,000
Audit-Related Fees	—	—
Tax Fees(2)	4,000	32,000
All Other Fees	—	—
Total Fees	$113,000	$148,000

____________

(1)	Amount represents fees paid for professional services for the audit of our consolidated annual financial statements, review of our interim condensed consolidated financial statements included in quarterly reports, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
(2)	Represents fees paid for tax consulting services.

SEC rules require that before Independent Auditors are engaged by us to render any auditing or permitted non-audit related service, the engagement be: (1) pre-approved by our Audit Committee; or (2) entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to management.

The Audit Committee pre-approves all services provided by our Independent Auditors. All of the above services and fees were reviewed and approved by the Audit Committee before the services were rendered.

Vote Required

The affirmative vote of the holders of a majority of shares of common stock present, in person or by proxy, and entitled to vote on Proposal 3 is required for the ratification of the appointment of Kesselman & Kesselman, certified public accountants in Israel, a member of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for the 2018 fiscal year.

The Board unanimously recommends that you vote “FOR” ratification of the appointment of the Independent Auditors.

OTHER BUSINESS

We do not know of any matters that are to be presented for action at the Annual Meeting other than those set forth in the accompanying Notice of Annual Meeting of Stockholders. If any other business is properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Proposals of stockholders intended to be included in the Company’s proxy statement and form of proxy for use in connection with the Company’s 2019 Annual Meeting of Stockholders must be received by the Company’s Secretary at the Company’s principal executive offices at 142 W. 57th Street, New York, New York 10019, no later than April 1, 2019, and must otherwise satisfy the procedures prescribed by Rule 14a-8 under the Exchange Act. It is suggested that any such proposals be submitted by certified mail, return receipt requested.

Pursuant to Rule 14a-4 under the Exchange Act, stockholder proxies obtained by our Board in connection with our 2019 Annual Meeting of Stockholders will confer on the named proxies discretionary authority to vote on any matters presented at such annual meeting which were not included in the Company’s proxy statement in connection with such annual meeting unless notice of the matter to be presented at such annual meeting is provided to the Company’s Secretary by June 14, 2019.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some brokers, banks and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the address shown on the first page of this proxy statement. If you want to receive separate copies of our Annual Report and any proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your broker, bank, or other nominee record holders, or you may contact us at the address shown on the first page of this proxy statement or by phone at 844-967-2633.

By Order of the Board of Directors,

/s/ Nadav Kidron
Nadav Kidron
President, Chief Executive Officer and Director

New York, New York
July 30, 2018

ORAMED PHARMACEUTICALS INC.

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 28, 2018

PROXY CARD

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Nadav Kidron, President and Chief Executive Officer, and Hilla Eisenberg, Chief Financial Officer, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to represent and to vote on behalf of the undersigned all the shares of common stock in Oramed Pharmaceuticals Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Meeting”) to be held at the offices of Sullivan & Worcester LLP, 1633 Broadway, New York, NY 10019, on August 28, 2018 at 10:00 a.m. (Eastern time), and at any adjournments or postponements thereof, upon the following matters, which are more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement relating to the Meeting.

This Proxy Card, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made with respect to any matter, this Proxy Card will be voted “FOR” Proposals 1, 2 and 3. Any and all proxies heretofore given by the undersigned are hereby revoked.

(Continued and to be signed on the reverse side)

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒.

Proposal 1: To re-elect the following directors of the Company to hold office until our next annual meeting of stockholders and until their respective successors shall be elected and qualified or until their earlier resignation or removal:

1.1.	Miriam Kidron	☐ For	☐ Against	☐ Abstain
1.2.	Nadav Kidron	☐ For	☐ Against	☐ Abstain
1.3.	Aviad Friedman	☐ For	☐ Against	☐ Abstain
1.4.	Xiaopeng Li	☐ For	☐ Against	☐ Abstain
1.5.	Kevin Rakin	☐ For	☐ Against	☐ Abstain
1.6.	Leonard Sank	☐ For	☐ Against	☐ Abstain
1.7.	David Slager	☐ For	☐ Against	☐ Abstain

Proposal 2: To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers.

☐ For	☐ Against	☐ Abstain

Proposal 3: To ratify the appointment of Kesselman & Kesselman, certified public accountants in Israel, a member of PricewaterhouseCoopers International Limited, as the independent registered public accounting firm of the Company for the fiscal year ending August 31, 2018.

☐ For	☐ Against	☐ Abstain

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company relating to the Meeting.

_____________________ Date: ___________, 2018
Signature of Stockholder

_____________________ Date: ___________, 2018
Signature of Stockholder

PLEASE RETURN THE SIGNED PROXY CARD IN THE ACCOMPANYING REPLY ENVELOPE AS SOON AS POSSIBLE TO ENSURE THAT IT IS RECEIVED BEFORE THE ANNUAL MEETING OF STOCKHOLDERS.

Please sign exactly as your name or names appear on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.